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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



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                            FORM 8-K

           CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934



                          June 25, 1997
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                          Date of Report
                (Date of earliest event reported)


                            No. 0-22423
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                      Commission File Number


                       HCB Bancshares, Inc.
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     (Exact name of registrant as specified in its charter)


        Oklahoma                              62-1670792
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(State of incorporation)                   (I.R.S. Employer
                                          Identification No.)


  237 Jackson Street, Camden, Arkansas               71701
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(Address of principal executive offices)           (Zip Code)


                           (870) 836-6841
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                   Registrant's telephone number,
                         including area code
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Item 4.     Changes in Registrant's Certifying Accountant.

      Effective June 25, 1997, the Registrant dismissed Gaunt & Co., Little Rock, Arkansas, and engaged Miller, England & Company, Little Rock, Arkansas, as the Registrant's independent certified public accountants. The Registrant's dismissal of Gaunt & Co. and engagement of Miller, England & Company was authorized and approved by the Registrant's Board of Directors on June 19, 1997.

      In connection with their audits of the two most recent fiscal years ended June 30, 1995 and 1996, and for the interim period through the date hereof, there have been no disagreements with Gaunt & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Gaunt & Co., would have caused them to make reference to the subject of such disagreement in connection with their reports. In addition, during these periods there was no adverse opinion or disclaimer of opinion or any opinion qualified as to audit scope or accounting principles.

      A copy of a letter from Gaunt & Co. stating that they agree with the statements made by the Registrant in response to this item is filed as an exhibit hereto.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibit 16:  Letter of Gaunt & Co.*
__________
*   TO BE FILED BY AMENDMENT.
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                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized as of the date set forth below.

                          HCB BANCSHARES, INC.




Date: June 25, 1997        By:/s/ Vida H. Lampkin
                              ----------------------------
                              Vida H. Lampkin, President
                              (Duly Authorized Representative)